Exhibit 10(q)

                        IMPORTANT NOTICE CONCERNING YOUR
                        CHANGE IN CONTROL AGREEMENT WITH
                         TUSCON ELECTRIC POWER COMPANY

To:      Karen G. Kissinger
Date:    March 3, 2005
Re:      Term of Change in Control Agreement

     You are covered by an Amended and Restated Officer Change in Control Agreement (the "Change in Control Agreement") entered into with Tucson Electric Power Company ("TEP") and dated as of December 4, 1998.

     This notice is to inform you that the March 29, 2004 shareholder approval of the acquisition of all of the stock of UniSource Energy Corporation, the parent corporation of Tucson Electric Power Company, by Saguaro Utility Group, L.P. (Saguaro) constituted a "Change in Control" as that term is defined in your Change in Control Agreement--notwithstanding the fact that in December 2004, Saguaro exercised its right to terminate the acquisition agreement.

     Under the terms of your Agreement, the protections afforded by your Change in Control Agreement continue until, and the term of your Change in Control Agreement ends upon the later of (1) the fifth anniversary of the date either party gives written notice of the termination of the agreement, or (2) the fifth anniversary of the date of the Change in Control (March 29, 2004).

     This notice constitutes written notice of the termination of your Change in Control Agreement by TEP. Accordingly, the term of your Change in Control Agreement will end on the fifth anniversary of the date of this notice, March 3, 2005.


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                        SCHEDULE TO NOTICE OF TERMINATION
                        OF A CHANGE IN CONTROL AGREEMENT

     Notices of termination of a change in control agreement substantially identical to the one given from TEP to Karen G. Kissinger, dated as of March 3, 2005 and filed as Exhibit 10(q) to this Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report"), were also given to Thomas A. Delawder, Michael DeConcini, Steven J. Glaser, Thomas N. Hansen, Kevin
P. Larson, Steven W. Lynn, Dennis R. Nelson, Vincent Nitido, Jr. and James S. Pignatelli. Such notices of termination have been omitted from the Annual Report pursuant to Rule 12b-31 under the Exchange Act.